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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-8368, 33-16094, 33-22370, 33-30475, 33-40612, 33-63102, 33-87558, 33-82124, and
33-60611) and on Form S-3 (Registration Nos. 33-34835 and 33-62035) of your report dated February 9, 1996, on our audits of the consolidated financial statements and financial statement schedule of Tekelec as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND LLP

Sherman Oaks, California
April 1, 1996